UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2025

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309

(Address of principal executive offices)

(404) 853-1400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 2, 2025, in connection with the Acquisition (as defined below), Acuity Brands Lighting, Inc. (the “Borrower”), a wholly owned subsidiary of Acuity Brands, Inc. (“we,” “our,” “us,” “the Company,” or similar references), incurred an aggregate $600 million in indebtedness pursuant to the previously announced delayed draw term loan facility provided under that certain Credit Agreement, dated as of June 30, 2022, among the Company, the Borrower, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 25, 2024.

Item 8.01	Other Events.

On January 1, 2025, Acuity Brands Technology Services, Inc., a wholly owned subsidiary of the Company, completed the previously announced acquisition (the “Acquisition”) of QSC, LLC (“QSC”), a leader in the design, engineering and manufacturing of audio, video and control solutions and services, from QSC Holdings, Inc. and the other owners of QSC, for a cash purchase price totaling approximately $1.215 billion, subject to customary adjustments.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer